iShares Trust

ISHARES CORE S&P 500 ETF	Series 6
Because the electronic format for
filing Form N-SAR does
not provide adequate space for
responding to item 74
completely for the iShares Core S&P
500 ETF the
registrant is listing the complete
responses to the indicated
items or sub-items below.

Screen: #35 Balance Sheet (page 1)
74.  Condensed balance sheet date: (in
thousands except per
share amounts)

A) Cash
	$18,168
B) Repurchase agreements
	$0	         	         C)
Short-term debt securities other than
repurchase agreements$0
D) Long-term debt securities including
convertible debt	$0
E) Preferred, convertible preferred,
and adjustable rate preferred stock
					$0
F) Common Stock
	$126,632,852           G)
Options on equities
	$0   	        	    H) Options
on all futures				$0

I) Other investments
	$1,001,820 	           J)
Receivables from portfolio instruments
sold		$0    	       K)
Receivables from affiliated persons
	$0	                L) Other
Receivables
	$133,971     	        M) All
other assets
	$0    	         	        N)
Total Assets
	$127,786,812

Screen: #36 Balance Sheet (page 2)

74.
O) Payables for portfolio instruments
purchase ($000)	$0	        P)
Amounts owed to affiliated persons
($000)	$4,135	        Q)
Senior long-term debt ($000)
		$0               R) Other
Liabilities($000)
				          1.
Reverse repurchase agreements ($000)
	$0      	         2. Short
Sales ($000)
	$0                3. Written
Options ($000)
	$0  	         4. All other
liabilities
	$847,678	         S) Senior
equity ($000)
	$0	         T) Net assets of
common shareholders
	$126,934,999         U) 1.
Number of shares outstanding
	501,750   	           2. Number
of shares outstanding of a second
class of shares of open-end company
					0
	        V) 1. Net asset value
per share (to nearest cent)	$252.98
2. Net asset value per share of a
second class of open-end company shrs
(to nearest cent				$0
		    W)Mark-to market net
asset value per share for money market
funds only (to 4 decimals)
		$0
X) Total number of shareholder
accounts		184
Y) Total value of assets is segregated
accounts ($000)	$0

Screen #37: Average Assets and Market
Share

75.	Average net assets during the
current reporting
period ($000) Answer Only One:

A) Daily average (for money market
funds)	$0
B) Monthly average (for all other
funds)	$115,969,820